                                                                    Exhibit 99.1

SUNTRUST WILL ANNOUNCE THIRD QUARTER EARNINGS ON NOVEMBER 12; CONFIRMS EXPECTED
RESTATEMENT OF FIRST HALF 2004 RESULTS; PROVIDES UPDATE ON AUDIT COMMITTEE
REVIEW

November 10, 2004

ATLANTA -- SunTrust Banks, Inc. (NYSE: STI - News) announced today that it has filed a Form 12b-25 Notification of Late Filing with the Securities and Exchange
Commission ("SEC") regarding the delayed filing of its Quarterly Report on Form
10-Q for the quarter ended September 30, 2004 ("Form 10-Q"). The filing provides the Company a five-day extension of the deadline to file the Form 10-Q. SunTrust intends to release its third quarter earnings, and file the Form 10-Q, on
Friday, November 12, 2004. Conference call details will follow in a separate press release.

FIRST AND SECOND QUARTERS 2004
------------------------------

SunTrust also confirmed that as a result of revisions to previously reported quarterly allowances for loan losses, reported pre-tax income for the first and second quarters of 2004 is expected to be increased. SunTrust said that, while the review is not complete, it anticipates the aggregate amount of the restatement of pre-tax income for the six months ended June 30, 2004 to be the same as, or slightly above, the amount indicated in the October 11, 2004 announcement ($31.6 million, or $0.08 per share). The Company expects (i) the increase in pre-tax income for the first quarter of 2004 to be lower than the expected increase previously announced and (ii) the increase in pre-tax income for the second quarter of 2004 to be greater than the expected increase previously announced. Details of the quarterly restatements are expected to be announced in connection with the Company's third quarter 2004 earnings.

REPORT ON AUDIT COMMITTEE INVESTIGATION AND SUNTRUST'S REVIEW
-------------------------------------------------------------

SunTrust announced on October 11, 2004 that the Company's Audit Committee, with the assistance of independent counsel, had initiated an independent review of certain errors in input data used to calculate the first and second quarter 2004 allowances related to the Company's indirect auto loan portfolio, communications by certain SunTrust personnel to its independent auditors about the errors, loan loss reserve issues and related matters. The Audit Committee has now completed its investigation. Based on the results of the Audit Committee's investigation and SunTrust's review and analysis, SunTrust has determined that:

     -    The Company's implementation of a new allowance framework in the first quarter was deficient. The deficiencies included inadequate internal control procedures, insufficient validation and testing of the new framework, inadequate documentation and a failure to detect errors in the allowance calculation.

     -    There were numerous errors in the loan loss allowance calculations for the first and second quarters, including data, model and formulaic errors.

     -    The Company's internal Allowance Committee did not properly investigate and pursue the identified errors or other potential errors in the allowance calculations in the first and second quarters. The
          Allowance Committee did not adequately address potential issues and concerns with the new allowance framework after suggestions of problems came to light.

     -    In connection with the financial reporting process for the Company's third quarter results, certain members of the Company's management did not treat certain matters raised by the Company's independent auditor with an appropriate level of seriousness, failed to correct errors identified and failed to advise the auditors of such errors. Further, certain members of the Company's credit administration division (who were subsequently placed on administrative leave) provided false draft minutes of an Allowance Committee meeting to the independent auditor.

The Audit Committee concluded that when the independent auditor's concerns came to the attention of senior management, specifically the Company's Chief
Executive Officer and Chief Financial Officer, the matter was addressed promptly and appropriately.

As a result of these findings, management has concluded that there was a material weakness, which has not been fully remediated, in the Company's internal controls over financial reporting relating to the process of establishing the allowance. Further, based in part on recommendations of the
Audit Committee, the Company has taken the following remedial actions:

     -    The Company has advised three members of its credit administration division, including its Chief Credit Officer, that their employment with SunTrust will be terminated.

     -    The Controller will be reassigned to a position in the Company with responsibilities that involve areas other than accounting or financial reporting.

     -    The Allowance Committee has been reconstituted with certain members of executive management, and the reconstituted Committee has determined the appropriate level of reserves for each of the first, second and third quarters of 2004. In addition, management reviewed the allowance methodology and determinations for each of the quarters in the year ended December 31, 2003 and determined that such financial statements were unaffected.

     -    Allowance policies and procedures have been, and are continuing to be, documented and significantly augmented, and the Company has established additional remediation plans to address internal control deficiencies associated with the allowance framework. These include additional documentation, training (including communications regarding the importance of generally accepted accounting principles (GAAP) in connection with allowance calculations) and supervision, periodic testing and periodic updates to the Audit Committee. Internal controls surrounding the validation and testing of all systems and models relating to the allowance process will be strengthened.

Further, management will take steps to ensure that the Company's conservative credit culture does not interfere with the application of GAAP in the allowance calculation process. Accordingly, senior management will adopt a different tone with respect to their communications regarding the application of GAAP to the determination of the allowance for loan losses.

SunTrust Chairman, President and CEO L. Phillip Humann noted that "when we announced our expected restatement and Audit Committee review of matters related to our loan loss reserve on October 11, we said we would deal with these issues in a manner consistent with our long-standing commitment to integrity in financial stewardship. We believe the actions announced today reflect that commitment. Looking ahead, should further improvements or enhancements in our internal controls be called for, we will move decisively to implement them."

SECTION 404 OF THE SARBANES-OXLEY ACT
-------------------------------------

In addition, the Company is undertaking a thorough review of its internal controls as a part of the Company's preparation for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Section 404
requires the Company's management to report on, and its independent auditors to attest to, the effectiveness of the Company's internal control structure and procedures for financial reporting. Given the efforts needed to completely remediate the internal control material weakness associated with the allowance for loan and lease losses, as described above, the Company likely will not be able to fully remediate these deficiencies by December 31, 2004. In the event the Company has a material weakness in internal controls relating to the process of establishing its allowance at December 31, 2004, the Company's management will disclose such weakness in its report and will not be able to conclude that the Company's internal control over financial reporting was effective at such date. Similarly, the Company believes any such material weakness would be referenced in an adverse attestation report from its independent auditors. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

SunTrust Chairman, President and CEO L. Phillip Humann will provide a brief perspective on this announcement via telephone on November 10, 2004 at 10:00
a.m. (Eastern Time). Individuals are encouraged to call in beginning at 9:45
a.m. (Eastern Time) by dialing 1-888-822-9863 (Passcode: SunTrust). Individuals calling from outside the United States should dial 1-484-630-1854 (Passcode:
SunTrust). A replay of the call will be available beginning November 10, 2004 and ending November 24, 2004 at 5:00 p.m. (Eastern Time) by dialing
1-866-481-6890 (domestic) or 1-203-369-1569 (international).

Alternatively, individuals may listen to the live webcast by visiting the
SunTrust Web site at http://www.suntrust.com. The webcast will be hosted under
"Investor Relations" located under "About SunTrust". Beginning the afternoon of
November 10, 2004, listeners may access an archived version in the "Webcasts and
Presentations" subsection found under "Investor Relations". A link to the
Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation's largest commercial banking organizations. The company operates an extensive distribution network primarily in Florida, Georgia, Maryland, North Carolina, South Carolina,
Tennessee, Virginia and the District of Columbia and also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the company provides credit cards, mortgage banking, insurance, brokerage and capital markets services. SunTrust's Internet address is http://www.suntrust.com.

SAFE HARBOR STATEMENT

The information provided herein may contain forward looking statements.
Statements that are not historical facts, including statements about SunTrust's beliefs and expectations, are forward-looking statements. These statements are based on beliefs and assumptions by SunTrust's management, and on information currently available to such management. The forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of
1934. Forward-looking statements include statements preceded by, followed by or that include the words "intends," "believes," "expects," "anticipates," "plans,"
"estimates," or similar expressions or future conditional verbs such as "will,"
"should," "would," and "could." Forward- looking statements speak only as of the date they are made, and SunTrust undertakes no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. Management cautions that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Examples of such factors include, but are not limited to: the expected release of the Company's third quarter results; the expected amounts of the restatements; the remediation efforts undertaken by the Company, as described herein; the impact of future improvements or enhancements to the Company's internal controls; and the actual timing and impact of the Company's compliance with Section 404 of the
Sarbanes-Oxley Act of 2002. For a more thorough discussion of factors that could impact actual results, see the "A Warning About Forward-Looking Information"
section of SunTrust's 2003 annual report filed on Form 10-K with the SEC. For further information regarding SunTrust, please read the SunTrust reports filed with the SEC and available at http://www.sec.gov.